EXHIBIT 10.7
THIRD AMENDED AND RESTATED) NOTE

$25,000,000	April 30, 2007
     FOR VALUE RECEIVED, the undersigned (“Borrower”), hereby promises to pay to Bank of America, N.A. or assigns (“Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by Lender to Borrower under that certain Amended and Restated Credit Agreement, dated as of October 27, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), between Borrower and Lender.
     Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to Lender in Dollars in immediately available funds at Lender’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of accrual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.
     This Third Amended and Restated Note (this “Note”) is one of the Notes referred to in the Agreement, is entitled to the benefits there, and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of each Guaranty and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by Lender shall be evidenced by one or more loan accounts or records maintained by Lender in the ordinary course of business. Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.
     Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Note.
     The principal amount of this Note includes the indebtedness heretofore evidenced by that certain Second Amended and Restated Note dated April 28, 2006 (the “Existing Note”) made by Borrower to the order of the Lender in the stated amount of $20,000,000 and this Note (i) merely re-evidences the indebtedness heretofore evidenced by the Existing Note, (ii) is given in substitution for, and not as payment of, the Existing Note and (iii) is in no way intended to constitute a novation of the Borrower’s indebtedness which was evidenced by the Existing Note.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

HERITAGE-CRYSTAL CLEAN LLC as Borrower

By:	/s/ Greg Ray

Name:	Greg Ray

Title:	V.P.